Exhibit 2.2

STRICTLY PRIVATE AND CONFIDENTIAL

Share Sale and Purchase Agreement

relating to EMI Music France SAS

Dated	2013

EMI Music France Holdco Limited (1)

Universal International Music BV (2)

Warner Music Holdings BV (3)

WMG Acquisition Corp. (4)

Execution Version

TABLE OF CONTENTS

INTRODUCTION		1
OPERATIVE PROVISIONS		2
1	Definitions	2
2	Sale and purchase of the Target Shares	2
3	Consideration	2
4	France Completion	2
5	Completion Statement	3
6	Seller’s Warranties	3
7	Limitations on liability	3
8	Buyer’s Warranties	3
9	Buyer’s Guarantee	3
10	Seller’s Guarantee	3
11	Buyer undertakings	3
12	Seller undertakings	3
13	Miscellaneous	3

DATE	2013

PARTIES

(1)	EMI MUSIC FRANCE HOLDCO LIMITED, a company duly incorporated and existing under the laws of England and Wales with number 06405604, whose principal place of business is at 27 Wrights Lane, London W8 5SW, United Kingdom (the “Seller”);

(2)	UNIVERSAL INTERNATIONAL MUSIC BV, a company duly incorporated and existing under the laws of the Netherlands with number 3101849, whose principal place of business is at Gerrit van der Veenlaan 4, 3743 DN Baarn, the Netherlands (the “Seller’s Guarantor”);

(3)	WARNER MUSIC HOLDINGS BV, a company duly incorporated and existing under the laws of the Netherlands with number 32067757, whose principal place of business is at Olympia 2, 1213 NT Hilversum, the Netherlands (the “Buyer”); and

(4)	WMG ACQUISITION CORP., a company duly incorporated and existing under the laws of the US State of Delaware, whose principal place of business is at 75 Rockefeller Plaza, New York, NY 10019 (the “Buyer’s Guarantor”).

INTRODUCTION

(A)	EMI Music France SAS is a société par actions simplifiée registered under the laws of France under number 542 103 569 RCS Paris having its registered office located at 118-126 rue du Mont Cenis, 75018 Paris, France (the “French Target Company”).

(B)	The Seller owns an aggregate number of 1,109,813 shares of the French Target Company (the “French Target Shares”), representing 100% of the issued and outstanding share capital and voting rights of the French Target Company (short particulars of which are set out in Schedule 3 (together with short particulars of the French Target Shares)).

(C)	The French Target Company owns 510 shares in the share capital of Play On SAS, a société par actions simplifiée registered under the laws of France under number 488 124 819 RCS Nanterre having its registered office located at 110 boulevard Jean Jaurès, 92100 Boulogne Billancourt, France (the “French Subsidiary” and, together with the French Target Company, the “French Companies”) (short particulars of which are set out in Schedule 3).

(D)	Reference is made to the share sale and purchase agreement relating to PLG Holdco Limited and others entered into on 6 February 2013 between, inter alia, the Seller’s Guarantor and the Buyer’s Guarantor, a copy of which is attached as Schedule 1 hereto (the “Main SPA”).

(E)	As contemplated in Recital (B) of the Main SPA, the Buyer (being a member of the Buyers’ Group) wishes to purchase, and the Seller wishes to sell, the French Target Shares in the manner and on and subject to the terms of this Agreement and the France Put Option (and to which the parties hereto are parties).

(F)	The parties hereto and the French Target Company have, where required, complied with the provisions of the French Code du travail regarding prior information and consultation of the French Target Company’s workers council, and in particular with articles L. 2323-19 thereof, and the Buyer and the Buyer’s Guarantor have complied with any laws or regulations of a similar nature applicable to them that are relevant to the transactions contemplated by this Agreement.

(G)	The parties hereto have agreed to enter into this Agreement which provides, inter alia, for the acquisition of the Target Shares by the Buyer.

OPERATIVE PROVISIONS

1	Definitions

In this Agreement, except where a different interpretation is necessary in the context, the words and expressions set out below shall have the following meanings:

Agreement	this agreement including the Introduction and the Schedules

Consideration	has the meaning given in clause 3.1

France Completion	completion of the sale and purchase of the Target Shares in accordance with the terms of this Agreement

French Companies	has the meaning given in paragraph (C) of the Introduction

French Subsidiary	has the meaning given in paragraph (C) of the Introduction

French Target Company	has the meaning given in paragraph (A) of the Introduction

French Target Shares	has the meaning given in paragraph (B) of the Introduction

Main SPA	has the meaning given in paragraph (D) of the Introduction

Main SPA Completion	has the meaning given in the definition of “Completion” in clause 1 of the Main SPA

Main SPA Completion Date	has the meaning given to “Completion Date” in clause 7.2 of the Main SPA

All other capitalised terms, not otherwise defined in this Agreement shall have the meaning specified in the Main SPA, in each case mutatis mutandis.

2	Sale and purchase of the Target Shares

The Seller shall at France Completion sell and the Buyer shall purchase the French Target Shares together with all rights attaching to them at France Completion and free from all Encumbrances.

3	Consideration

3.1	In consideration of the sale of the French Target Shares in accordance with the terms of this Agreement, the Buyer shall, at France Completion, pay the Seller £72,600,000 (the “Consideration”).

3.2	Any payment made by or on behalf of the Seller to the Buyer under or in respect of any breach of this Agreement (including, for the avoidance of doubt, in respect of any Claim for breach of the Seller Warranties or pursuant to the indemnity set out in clause 5.3 of this Agreement) or pursuant to the Tax Deed, shall be and shall be deemed to be a reduction in the price paid by the Buyer to the Seller for the French Target Shares under this Agreement to the extent legally possible.

4	France Completion

4.1	France Completion is conditional upon Main SPA Completion.

4.2	At France Completion:

(a)

the Seller and the Buyer shall deliver or cause to be delivered the items listed in Parts 1 and 2, respectively, of Schedule 2 of this Agreement (the Buyer or the Buyers’ Representative (as applicable) receiving them where appropriate as agent for the French Companies or the Buyer’s Guarantor (as applicable) and the Seller or the Sellers’

Representative (where applicable) receiving them as agent for the Seller’s Guarantor); and

(b)	the Buyer shall pay an amount equal to the Consideration to the Sellers’ Nominated Account, full payment of which shall constitute valid discharge of the Buyer’s obligations under this clause 4.2(b).

5	Completion Statement

5.1	For the avoidance of doubt, the parties agree that the Consideration shall be subject to adjustment pursuant to clause 8 and Schedule 6 of the Main SPA and, further, that the French Companies are deemed to be Target Companies for the purposes of the foregoing clause and schedule. In the event that any adjustment payment or payments are required to be made in accordance with the foregoing clause and schedule which relate to the French Target Company or the French Subsidiary, such payments shall be made as between the Buyer and the Seller of the French Target Shares, each as defined under this Agreement.

6	Seller’s Warranties

The Seller warrants to the Buyer, in relation to the French Target Shares, the French Target Company, the French Subsidiary and itself only, in the terms of the Seller Warranties mutatis mutandis.

7	Limitations on liability

For the avoidance of doubt, any and all claims under this Agreement shall be subject to the limitations on liability set out in Schedule 5 of the Main SPA, in accordance with the provisions of that Schedule mutatis mutandis.

8	Buyer’s Warranties

The Buyer warrants to the Seller in the terms of the Buyer Warranties in clause 11 and Schedule 4 of the Main SPA mutatis mutandis.

9	Buyer’s Guarantee

The Buyer’s Guarantor hereby covenants to the Seller in the terms of the Buyers’ Guarantee in clause 17 of the Main SPA mutatis mutandis.

10	Seller’s Guarantee

The Seller’s Guarantor hereby covenants to the Buyer in the terms of the Seller’s Guarantee in clause 19 of the Main SPA mutatis mutandis.

11	Buyer undertakings

The Buyer, in respect of the French Target Company and the French Subsidiary only (where applicable), hereby covenants to the Seller in the terms of clauses 9.2, 9.4 and 13 of the Main SPA in each case mutatis mutandis.

12	Seller undertakings

The Seller, in respect of the French Target Company and the French Subsidiary only (where applicable), hereby covenants to the Buyer in the terms of clauses 9.1, 9.3, 9.4, 9.5, 9.6, 15 and 16 of the Main SPA in each case mutatis mutandis.

13	Miscellaneous

13.1	Save as otherwise or already expressly stated in this Agreement, the following provisions of the Main SPA shall apply to this Agreement where applicable and in each case mutatis mutandis;

clause 1, clause 5, clause 6, clause 7, clause 8, clause 10, clause 11, clause 14, clause 16, clause 17, clause 18, clause 19, clause 20, clause 21, clause 22, clause 23, clause 24, clause 25, clause 26, clause 27, clause 28, clause 29, clause 30, clause 31, clause 32, clause 33, clause 34, clause 35, clause 36, clause 37 and clause 38.

13.2	For the avoidance of doubt, any notice to be served under this Agreement shall be validly served:

(a)	in the case of the Buyer or the Buyer’s Guarantor, if served upon the Buyers’ Representative; and

(b)	in the case of the Seller or the Seller’s Guarantor, if served on the Sellers’ Representative,

in each case in accordance with clause 33 of the Main SPA mutatis mutandis.

SIGNATURES

Executed by EMI MUSIC FRANCE HOLDCO LIMITED acting by:

[signature of director]

[print name of director] Director in the presence of:

[signature of witness]

[print name of witness]

Address

Occupation

Executed by UNIVERSAL INTERNATIONAL MUSIC BV acting by:

[signature of director]

[print name of director] Director in the presence of:

[signature of witness]

[print name of witness]

Address

Occupation

Executed by WARNER MUSIC HOLDINGS BV acting by:

/s/ M.R. Jessurun
[signature of director]

M.R. Jessurun
[print name of director] Director in the presence of:

/s/ J.W.F.M. Van Der Schoot
[signature of witness]

J.W.F.M. Van Der Schoot
[print name of witness]

Address
Olympia 2
1213 NT Hilversum
The Netherlands

Occupation
Finance Director

Executed by WMG ACQUISITION CORP. acting by:

/s/ Paul Robinson
[signature of director]

Paul Robinson
[print name of director] Director in the presence of:

/s/ Thomas Marcotullio
[signature of witness]

Thomas Marcotullio
[print name of witness]

Address
75 Rockefeller Plaza
New York, NY 10019

Occupation
Lawyer